Exhibit 99.26(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Securian Life Insurance Company:

We consent to the use of our report dated March 26, 2021, on the financial statements of the sub-accounts that comprise Securian Life Variable Universal Life Account of Securian Life Insurance Company as of December 31, 2020, incorporated by reference herein and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

Minneapolis, Minnesota
April 26, 2021

Consent of Independent Auditors

The Board of Directors
Securian Life Insurance Company:

We consent to the use of our report dated April 1, 2021, with respect to the financial statements and supplementary schedules of Securian Life Insurance Company (the Company) incorporated by reference herein and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

Our report relating to the Company’s financial statements, dated April 1, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices.

Minneapolis, Minnesota
April 26, 2021